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                                                                     EXHIBIT 4.1

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. 1
CUSIP: 053332 AG 7                                                  $200,000,000
ISIN: US053332AG75

                                 AUTOZONE, INC.

                           6.95% SENIOR NOTE DUE 2016

Original Issue Date: June 13, 2006
Interest Payment Dates: June 15 and December 15
Maturity Date: June 15, 2016
Interest Rate: 6.95%

         AUTOZONE, INC., a Nevada corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS (the "Principal Amount") on the Maturity Date shown above, except as provided below, and to pay interest thereon at the rate per annum shown above. (Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.) The Company will pay interest semiannually on the Interest Payment Dates, commencing on December 15, 2006. Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Original Issue Date shown above. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on



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the regular record date for such interest, which shall be the June 1 or the
December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         Payment of the principal of and interest on this Note will be made at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         If the Company defaults in a payment of interest on this Note, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Securityholders of this Note on a subsequent special record date. The Company shall fix that record date and payment date. At least ten (10) days before that record date, the Company shall mail to the Trustee and to each Securityholder a notice that states that record date, the payment date and the amount of interest and any interest thereon to be paid. The Company may pay defaulted interest and any interest thereon in any other lawful manner.

         This Note is one of a duly authorized issue of securities of the Company (the "Securities"), of the Series hereinafter specified, all issued under and pursuant to an indenture, dated as of August 8, 2003 (the "Indenture"), duly executed and delivered by the Company and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A.), as Trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and Holders of the Securities. The aggregate principal amount of Securities that may be authorized and delivered under the Indenture is unlimited. The Securities may be issued in one or more Series, which different Series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a Series designated as the "6.95% Senior Notes due 2016" of the Company (herein referred to as the "Notes"), initially issued in an aggregate principal amount of Two Hundred Million Dollars ($200,000,000). The Company may from time to time, without notice to or the consent of the holders of the Notes, create and issue additional Notes ranking equally and ratably with the Notes and otherwise identical in all respects, except for the issue price, the issue date, the payment of interest accruing prior to the issue date of such additional Notes and, in some cases, the first payment of interest following the issue date of such additional Notes, so that such further Notes shall be consolidated and form a single Series with the Notes.

         The Notes constitute senior unsecured debt obligations of the Company and rank equally in right of payment among themselves and with all other existing and future senior, unsecured and unsubordinated debt obligations of the Company.

         The Notes will be redeemable, in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to accrued and unpaid interest on the principal amount being redeemed to the redemption date plus the greater of (i) 100% of the principal amount of such Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes being redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted


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to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 35 basis points, as determined in good faith by the Company.

         "Adjusted Treasury Rate" means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

         "Comparable Treasury Price" means, with respect to any date of redemption, the average of the Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

         "Quotation Agent" means J.P. Morgan Securities Inc., Merrill Lynch Government Securities Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated or another Reference Treasury Dealer appointed by the Company.

         "Reference Treasury Dealer" means each of J.P. Morgan Securities Inc. and Merrill Lynch Government Securities Inc. and their respective successors and three other primary treasury dealers the Company shall select. If any of the foregoing ceases to be a primary treasury dealer in New York City, the Company shall substitute therefor another primary treasury dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such date of redemption.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed.

         Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

         The Notes will not be subject to, or have the benefit of, any sinking fund.

         In case an Event of Default (as defined in the Indenture) with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, or shall become, due and payable, in the manner, with the effect and subject to certain conditions set forth in the Indenture.



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The Indenture provides that, subject to certain conditions therein set forth, any such declaration of acceleration and its consequences may be waived by the Holders of a majority in principal amount of the outstanding Notes.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of at least a majority in principal amount of the outstanding Notes to be affected thereby, as provided in the Indenture, to enter into supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; and the Indenture also contains provisions allowing the Holders of at least a majority in principal amount of the outstanding Notes to waive compliance with any provision of the Indenture or this Note; provided, however, that no such supplemental indenture or amendment or waiver may, without the consent of each Holder of Notes to be affected (a) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver; (b) reduce the rate of, change the method of determination of or extend the time for payment of interest (including default interest) on any Note; (c) reduce the principal or change the Stated Maturity of any Note; (d) make any change in the provisions concerning waivers of Events of Default by Holders or the rights of Holders to recover the principal of or interest on any Note; (e) waive a Default or Event of Default in the payment of the principal of or interest on any Note (except a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of the outstanding Notes and a waiver of the payment default that resulted from such acceleration); (f) make the principal of or interest on any Note payable in any currency other than that stated in the Note; (g) make any change in Sections 7.8, 7.13, or 10.3 of the Indenture; or
(h) waive a redemption payment with respect to any Note. The Indenture also provides that the Holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past Default under the Indenture with respect to the Notes and its consequences, except a Default (i) in the payment of the principal of or interest on any Note (provided, however, that the Holders of a majority in principal amount of the outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration) or (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each outstanding Notes affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Any such waiver by the Holders of the Notes shall be conclusive and binding upon the Holder of this Note and upon all future Holders and owners of this Note and of any Note issued upon the transfer hereof or in exchange or substitution hereof.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable by the Holder hereof on the register of the Company, upon due presentment of this Note for registration of transfer at the office of the Registrar, or at the office of any co-registrar duly endorsed by, or accompanied by a written instrument of transfer in form



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satisfactory to, the Company and the Registrar or any such co-registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for an equal principal amount will be issued to the designated transferee or transferees.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

         The Notes are issuable only as registered Notes without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for new Notes of any authorized denominations of an equal principal amount as requested by the Holder surrendering the same.

         Notwithstanding the other provisions of the Indenture, payment of the principal of and interest, if any, on any Note represented by a Global Security shall be made to the Holder thereof. The Company and the Trustee understand that interest on any such Global Security will be disbursed or credited by the Depository to the persons having beneficial ownership thereof pursuant to a book-entry or other system maintained by the Depository.

         Except as provided in the foregoing paragraph, the Company, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Notes represented by a Global Security as shall be specified in a written statement of the Depository with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

         The Holder of this Note shall not have recourse for the payment of principal of or interest on this Note or for any claim based on this Note or the Indenture against any director, officer, employee or stockholder, as such, of the Company. By acceptance of this Note, the Holder waives and releases all such liability.

         THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

         All terms used but not defined in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Unless the certificate of authentication has been executed by manual signature of the Trustee, this Note shall not be valid.




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         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed manually or in facsimile.

Dated:  June 13, 2006

                                    AUTOZONE, INC.

                                    By: /s/ William C. Rhodes III
                                        -------------------------------------
                                    Title: President and Chief Executive Officer

                                    By: /s/ Harry L. Goldsmith
                                        -------------------------------------
                                    Title: Executive Vice President,
                                           General Counsel and Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the
Series designated therein, referred to
in the within-mentioned Indenture.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION (AS SUCCESSOR IN INTEREST TO BANK ONE TRUST COMPANY, N.A.), as Trustee



By: /s/ George N. Reaves
    -----------------------------------
           Authorized Officer